SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of Earliest Event Reported) April 27, 1999


                     E. I. du Pont de Nemours and Company
            (Exact Name of Registrant as Specified in Its Charter)


            Delaware                   1-815              51-0014090
    (State or Other Jurisdiction     (Commission       (I.R.S Employer
         of Incorporation)           File Number)     Identification No.)


                              1007 Market Street
                          Wilmington, Delaware  19898
                   (Address of principal executive offices)


      Registrant's telephone number, including area code:  (302) 774-1000















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Item 7.  Financial Statements and Exhibits
         ---------------------------------

     In connection with Debt and/or Equity Securities that may be offered on a delayed or continuous basis under Registration Statements on Form S-3 (No. 33-53327, No. 33-61339 and No. 33-60069), we hereby file the following press release.


    Exhibit
    Number                      Description of Exhibit
    -------        -------------------------------------------------

      99 Copy of the Registrant's Earnings Press Release, dated April 27, 1999.
















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                                  SIGNATURE



          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                 E. I. DU PONT DE NEMOURS AND COMPANY
                                             (Registrant)




                                          /s/ D. B. Smith
                                 ------------------------------------
                                             D. B. Smith
                                         Assistant Controller




April 27, 1999









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                                 EXHIBIT INDEX



Exhibit
Number                           Description of Exhibits
-------        ------------------------------------------------------------

  99           Copy of the Registrant's Earnings Press Release, dated
               April 27, 1999.














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


                                                      EXHIBIT 99



                                        Contact:  Susan Gaffney
                                                  (302) 774-2698



           DUPONT REPORTS FIRST QUARTER 1999 EARNINGS
           ------------------------------------------


        Wilmington, Del., April 27 -- DuPont reported first quarter diluted earnings per share from continuing operations before nonrecurring items of $.66 as compared to a first quarter record of $.68 achieved last year. Including discontinued operations and nonrecurring items, diluted earnings per share were $.58 compared to $.79 in 1998.

              Earnings Comparisons - First Quarter
              ------------------------------------

                                                    Including
                                                   Nonrecurring
  (per share diluted)           Underlying            Items
                              --------------      --------------
                              1999      1998      1999      1998
                              ----      ----      ----      ----
Continuing Operations         $.66      $.68      $.55      $.55
Discontinued Operations        .03       .24       .03       .24
                              ----      ----      ----      ----
                              $.69      $.92      $.58      $.79

Highlights
----------
     o Underlying after-tax operating income from continuing operations equaled last year's record first quarter.

     o Took several major actions toward transforming both the mature and growing portions of the DuPont portfolio, further positioning DuPont for greater competitive advantage:

          - Completed the purchase of Herberts, Hoechst AG's automotive coatings business, making DuPont
            Performance Coatings the world's leading automotive coatings supplier.



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





          - Announced an agreement to purchase the 80 percent of Pioneer Hi-Bred International, Inc., not currently owned by DuPont.

          - Stated intentions to actively seek alliances with strong partners in the pharmaceuticals industry.

          - Announced the intention to issue a tracking stock for the life science businesses.

          - Signed letters of intent to form several joint ventures for the global Polyester Enterprise.

        "We are encouraged by our near-record first quarter earnings per share despite continuing difficulties in the overall global business environment," said Charles O.
Holliday, Jr. chairman and chief executive officer. "In addi-tion, we began a series of transactions that are critical to transforming our business model for mature businesses. We also took steps to grow DuPont's businesses where our science offers competitive advantage. This combination of earnings performance and the speed with which we are shifting into higher growth businesses and repositioning our mature businesses demonstrates our commitment to execute simultaneously both our short- and long-term objectives."
RESULTS FROM CONTINUING OPERATIONS
----------------------------------
        Sales in the quarter were $6.3 billion, up 2 percent from $6.2 billion in the first quarter of 1998. Volumes, including acquisitions, were up 4 percent while worldwide average prices were down 2 percent, including currency effects. Excluding acquisitions, worldwide volumes were down about
2 percent from the record first quarter of last year.

        Regionally, U.S. volumes were comparable with last year's first quarter, while prices were down 3 percent, adversely affected by a significant decrease in polyester fiber prices. In Europe, volumes were down 8 percent while prices were generally flat. In Asia Pacific, volumes were up 6 percent and prices were down 2 percent.
        Raw material costs were down significantly in the first quarter. In addition, comparable fixed costs were down
2 percent, and the impact of currency increased sales outside the United States by about 1 percent. As a result, the total after-tax operating income of the nine business segments achieved the record level set in the first quarter last year.
        Income from continuing operations for the first quarter 1999 was $628 million, compared to $637 million in 1998. Excluding net charges for nonrecurring items totaling
$121 million and $145 million in 1999 and 1998, respectively, underlying income was $749 million versus $782 million in 1998, down 4 percent.
        "Based upon our first quarter results, we believe that 1999 could be slightly stronger than expected, reinforcing our confidence that DuPont will return to our stated objective of double-digit earnings growth next year," Holliday said.
        In the current quarter nonrecurring items include charges related to the Herberts' acquisition as described in the accompanying footnotes. First quarter 1998 nonrecurring items



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



included a charge for a revision to the estimate for purchased in-process research and development related to the PTI acquisi-tion and a charge for global nylon operations modernization.
    Segment Analysis
    ----------------
        The following compares the first quarter 1999 with the first quarter 1998 for segment sales and earnings before nonrecurring items described in the accompanying footnotes. Segment results include intersegment transfers and a pro rata ownership share of the sales and earnings of equity affiliates. Total segment after-tax operating income was $903 million, equal to last year.
        Agriculture & Nutrition segment earnings were up
2 percent, as stronger U.S. earnings offset lower results out-side the United States and increase in research and development. Segment sales increased 1 percent reflecting flat prices and a modest volume increase.
        Nylon Enterprise segment earnings were up 13 percent principally reflecting increased earnings from carpet fibers. Segment sales were down 6 percent including 3 percent lower prices. The impact of lower prices was offset by lower raw materials costs and fixed costs. Total cost productivity improved 4 percent versus the first quarter 1998.






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



        Performance Coatings & Polymers segment earnings were up 15 percent, principally reflecting better results for engineer-ing polymers and elastomers. Herberts' results are being consolidated one month in arrears and therefore will first be included in the second quarter.
        Pharmaceuticals segment earnings were $75 million compared with $50 million, up 50 percent. Segment sales were $409 million, up 88 percent from $217 million last year. These results reflect the current 100 percent ownership of the pharma-ceuticals business versus 50 percent last year. In addition, earnings improvement also reflects higher income from "Cozaar" antihypertensive, largely offset by higher research and develop-ment expense and goodwill amortization.
        Pigments and Chemicals segment earnings were down
7 percent, reflecting lower earnings in Specialty Chemicals, partly offset by better results for white pigments and fluorochemicals. The earnings decline in Specialty Chemicals reflects generally lower industrial chemical volumes and specialty prices as well as the absence of a gain from the sale of a hydrogen peroxide plant last year.
        Polyester Enterprise segment posted a loss of $6 million versus earnings of $4 million last year reflecting 15 percent lower sales. Over capacity and intense price pressure continue to depress polyester results. Better results from resins and intermediates were more than offset by lower earnings for



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



polyester films and "Dacron" polyester fiber. Recently announced ventures with Teijin, Sabanci Holding and Alpek should greatly strengthen the company's position in polyester.
        Specialty Fibers segment earnings were down 4 percent, principally reflecting lower "Lycra" spandex earning which were modestly below their record first quarter in 1998. Earnings from Nonwovens were up on strong U.S. sales of "Tyvek" and "Sontara". Segment sales were up 1 percent.
        Specialty Polymers segment earnings were 4 percent higher principally reflecting strength in the Photopolymers and electronic materials.
        The Other segment earnings were $10 million versus
$45 million last year, principally reflecting the absence of earnings from the company's interest in coal which has been substantially divested. Partly offsetting was a gain on the sale of shares of DuPont Photomasks, Inc.
DISCONTINUED OPERATIONS
-----------------------
        Income from discontinued operations (Conoco, DuPont's energy subsidiary) was $35 million compared to $269 million, down 87 percent. Oil production was flat versus first quarter 1998, while gas production increased significantly. However, upstream oil and gas prices both declined over 20 percent. This combined with lower downstream prices and margins and the reduction of the company's ownership to 70 percent, resulted in a significant decline in earnings. Please refer to the press release issued by Conoco today for additional information and perspective regarding its operations.
Forward-Looking Statements
--------------------------
        This news release contains forward-looking statements based on management's current expectations, estimates and pro-jections. All statements that address expectations or projec-tions about the future, including statements about the company's strategy for growth, product development, market position, expected expenditures and financial results are forward-looking statements. Some of the forward-looking statements may be identified by words like "expects," "anticipates," "plans," "intends," "projects," "indicates," and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. Many factors, including those discussed more fully elsewhere in this release and in DuPont's filings with the Securities and Exchange Commission, particularly its latest annual report on Form 10-K, as well as others, could cause results to differ materially from those stated. These factors include, but are not limited to changes in the laws, regulations, policies and economic conditions of countries in which the company does business; competitive pressures; successful integration of structural





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



changes, including acquisitions, divestitures and alliances;
failure of the company or related third parties to become Year
2000 capable; research and development of new products, including regulatory approval and market acceptance.


4/27/99















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




E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES


                                                                Three Months Ended
CONSOLIDATED INCOME STATEMENT                                        March 31
--------------------------------------------------------------------------------------
(Dollars in millions, except per share)                          1999        1998
-------------------------------------------------------------------------------------
SALES ........................................................  $6,295      $6,194
Other Income .................................................      18<Fa>     297
                                                                ------      ------
    Total ....................................................   6,313       6,491
                                                                ------      ------
Cost of Goods Sold and Other Expenses ........................   3,873       4,049
Selling, General and Administrative Expenses .................     535         479
Depreciation and Amortization ................................     335         332
Research and Development .....................................     358         264
Interest Expense .............................................      96         127
Purchased In-Process Research and Development<Fb> ............      40          60
Employee Separation Costs and Write-Down of Assets ...........     -           118<Fc>
                                                                ------      ------
    Total ....................................................   5,237       5,429
                                                                ------      ------
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND
 AND MINORITY INTERESTS ......................................   1,076       1,062
Provision for Income Tax Expenses ............................     432         417
Minority Interests in Earnings of Consolidated Subsidiaries ..      16           8
                                                                ------      ------
INCOME FROM CONTINUING OPERATIONS ............................     628         637
DISCONTINUED OPERATIONS
  Income from Operations of Discontinued Business,
    Net of Income Taxes ......................................     -           269
  Gain on Disposal of Discontinued Business,
    Net of Income Taxes ......................................      35         -
                                                                ------      ------
NET INCOME ...................................................  $  663      $  906
                                                                ======      ======


BASIC EARNINGS PER SHARE OF COMMON STOCK<Fd>
  Continuing Operations ......................................  $  .55      $  .56
  Discontinued Operations ....................................     .04         .24
                                                                ------      ------
  Net Income .................................................  $  .59      $  .80
                                                                ======      ======
DILUTED EARNINGS PER SHARE OF COMMON STOCK<Fd>
  Continuing Operations ......................................  $  .55      $  .55
  Discontinued Operations ....................................     .03         .24
                                                                ------      ------
  Net Income .................................................  $  .58      $  .79
                                                                ======      ======
DIVIDENDS PER SHARE OF COMMON STOCK ..........................  $  .35      $ .315
                                                                ======      ======



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





[FN]
NOTES TO CONSOLIDATED INCOME STATEMENT
--------------------------------------

<Fa> Includes an exchange loss of $131 on forward exchange contracts purchased in 1998 to lock in the U.S. dollar cost of the acquisition of Herberts, the automotive coatings business of Hoechst AG. The purchase price for Herberts was negotiated in German marks.

<Fb> Purchased in-process research and development represents the value assigned in a purchase business combination to research and development projects of the acquired business that were in progress at time of purchase for which technological feasibility has not yet been established and no alternative future use is anticipated.

     In this regard, an estimated charge was recorded in the first quarter 1999 in conjunction with the purchase of Herberts, the automotive coatings business of Hoechst AG, based on preliminary allocations of purchase price that are subject to revision upon completing valuations and completion of purchase accounting allocations.

     First quarter 1998 represents a charge for revision, based on independent appraisals, of the purchase price allocation in conjunction with the purchase of Protein Technologies International. The charge was not tax effected because this transaction was a stock acquisition rather than an asset purchase.

<Fc> Represents $40 of employee separation costs within the Nylon business and
     $78 for the shutdown of related manufacturing facilities.

<Fd> Earnings per share are calculated on the basis of the following average number of common shares outstanding:

                                  Three Months Ended
                                       March 31
                            -------------------------------
                                Basic            Diluted
                            -------------     -------------
                   1999     1,127,086,632     1,138,090,171
                   1998     1,128,415,102     1,145,674,145














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





E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES


CONSOLIDATED INDUSTRY SEGMENT INFORMATION -                     Three Months Ended
CONTINUING OPERATIONS                                                March 31
--------------------------------------------------------------------------------------
(Dollars in millions)                                          1999           1998
-------------------------------------------------------------------------------------
SEGMENT SALES<Fa>
-------------
Agriculture & Nutrition ...............................      $  780         $  770
Nylon Enterprise ......................................       1,103          1,173
Performance Coatings & Polymers .......................       1,158          1,157
Pharmaceuticals<Fb> ...................................         409            217
Pigments & Chemicals ..................................         866            920
Polyester Enterprise ..................................         624            734
Specialty Fibers ......................................         863            851
Specialty Polymers ....................................       1,002          1,034
Other .................................................          94            164
                                                             ------         ------
    Total Segment Sales ...............................      $6,899         $7,020

Elimination of Intersegment Transfers .................        (173)          (204)
Elimination of Equity Affiliate Sales .................        (431)          (622)
                                                             ------         ------
    SALES .............................................      $6,295         $6,194
                                                             ======         ======
AFTER-TAX OPERATING INCOME (LOSS)
---------------------------------
Agriculture & Nutrition ...............................      $   91         $   29<Fc>
Nylon Enterprise ......................................         102              5<Fd>
Performance Coatings & Polymers .......................         100<Fe>        122
Pharmaceuticals .......................................          75             50
Pigments & Chemicals ..................................         146            157
Polyester Enterprise ..................................          (6)             4
Specialty Fibers ......................................         181            188
Specialty Polymers ....................................         164            158
Other .................................................          10             45
                                                             ------         ------
    Total Segment ATOI ................................         863            758

Interest & Exchange Gains (Losses) ....................        (163)<Ff>       (70)
Corporate Expenses ....................................         (72)           (51)
                                                             ------         ------
    INCOME FROM CONTINUING OPERATIONS .................      $  628         $  637
                                                             ======         ======






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








[FN]
NOTES TO CONSOLIDATED INDUSTRY SEGMENT INFORMATION - CONTINUING OPERATIONS
--------------------------------------------------------------------------

<Fa> Includes pro rata equity affiliate sales and intersegment transfers.

<Fb> The increase in sales reflects the current 100 percent ownership of the pharmaceuticals business versus 50 percent in 1998. In addition, effective first quarter 1999, revenues from contract manufacturing are reclassified from Other Income to Sales, and prior periods have been restated. These revenues are $27 and $15 for 1999 and 1998, respectively.

<Fc> Includes a charge of $60 for revision, based on independent appraisals, of the purchase price allocation in conjunction with the purchase of Protein Technologies International, related to the value assigned to research and development in progress at the time of purchase for which technological feasibility has not yet been established and no alternative future use is anticipated.

<Fd> Includes a charge of $85 related to rationalization of global Nylon operations, principally shutdown of certain manufacturing facilities and employee separation costs.

<Fe> Includes an estimated charge of $40 based on preliminary purchase price allocations in conjunction with the purchase of Herberts, the automotive coatings business of Hoechst AG, related to the value assigned to research and development in progress at the time of purchase for which technological feasibility has not yet been established and no alternative future use is anticipated.

<Ff> Includes an exchange loss of $81 on forward exchange contracts purchased in 1998 to lock in the U.S. dollar cost of the acquisition of Herberts, the automotive coatings business of Hoechst AG. The purchase price for Herberts was negotiated in German marks.



E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES


SEGMENT SALES VARIANCES
(1ST QUARTER 1999 VS 1ST QUARTER 1998)
----------------------------------------------------------------------------------------
                                                  Sales      Percentage Change Due to:
                                                 Percent    ---------------------------
                                                  Change    Price    Volume    Other<Fa>
                                                 -------    -----    ------    --------
                                                   (%)       (%)       (%)       (%)
Agriculture & Nutrition ......................      1         -         1
Nylon Enterprise .............................     (6)       (3)       (3)
Performance Coatings & Polymers ..............      -        (3)        3
Pharmaceuticals ..............................     88        N/A       N/A        88
Pigments & Chemicals .........................     (6)        1        (7)
Polyester Enterprise .........................    (15)      (13)       (2)
Specialty Fibers .............................      1        (2)        3
Specialty Polymers ...........................     (3)       (3)        -
Other ........................................    (43)       N/A       N/A       (43)

------------------
<Fa> Includes sales increase/(decrease) due to acquisitions, divestitures.



CONSOLIDATED INDUSTRY SEGMENT INFORMATION
EXCLUDING IMPACT OF NONRECURRING ITEMS -                        Three Months Ended
CONTINUING OPERATIONS                                                March 31
--------------------------------------------------------------------------------------
(Dollars in millions)                                          1999           1998
-------------------------------------------------------------------------------------
AFTER-TAX OPERATING INCOME (LOSS)
---------------------------------
Agriculture & Nutrition ......................                 $ 91           $ 89
Nylon Enterprise .............................                  102             90
Performance Coatings & Polymers ..............                  140            122
Pharmaceuticals ..............................                   75             50
Pigments & Chemicals .........................                  146            157
Polyester Enterprise .........................                   (6)             4
Specialty Fibers .............................                  181            188
Specialty Polymers ...........................                  164            158
Other ........................................                   10             45
                                                               ----           ----
    Total Segment ATOI .......................                  903            903

Interest & Exchange Gains (Losses) ...........                  (82)           (70)
Corporate Expenses ...........................                  (72)           (51)
                                                               ----           ----
    INCOME FROM CONTINUING OPERATIONS.........                 $749           $782
                                                               ====           ====



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